Exhibit 99.1

INVO Bioscience Achieves Key Milestone - Signs Agreement to Open First Joint Venture INVOcell Clinic in the United States

●	INVO has partnered with experienced reproductive specialists who are strong advocates of the INVOcell solution

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Clinic to be located in Birmingham, Alabama with a focus on providing INVOcell as an efficient, effective and affordable fertility treatment option for the very large underserved patient population in need of care

SARASOTA, Florida and BIRMINGHAM, Alabama – March 15, 2021 -- INVO Bioscience, Inc. (NASDAQ: INVO), a medical device company focused on commercializing the world's only in vivo Intravaginal Culture System (IVC), INVOcell®, an effective and affordable treatment for patients diagnosed with infertility, today announced the signing of a 50/50 joint venture agreement in partnership with reproductive specialists Dr. Nicholas Cataldo, MD, MPH, Dr. Karen R. Hammond, DNP, CRNP, and Lisa Ray, MS, ELD, to open the first Joint Venture INVO-exclusive clinic in the United States. The INVO clinic will be located in Birmingham, Alabama and is expected to be operational in the second half of 2021.

Dr. Nicholas Cataldo is a board-certified Reproductive Endocrinologist. A native of New Jersey, Dr. Cataldo received undergraduate education at Harvard, earned a Master’s degree in Biochemistry at Berkeley, and then attended medical school in the Harvard–MIT Program in Health Science and Technology.  Nick went back to California for residency in Obstetrics–Gynecology at Stanford University and Reproductive Endocrinology – Infertility (REI) fellowship at UCSF, and practiced REI at Stanford upon completion.  A move to Birmingham in 2005 led to a Master of Public Health degree in Epidemiology at the University of Alabama at Birmingham (UAB) in 2014.  Dr. Cataldo’s career has been informed by a passion for promoting equitable access to reproductive care, focusing on helping patients who have financial and other socio-economic barriers to accessing gynecologic and reproductive services.  Along with Dr. Hammond, he has analyzed, published, and presented data on the successful use of INVOcell® to improve access to advanced fertility care.

Dr. Karen Hammond, a board-certified Nurse Practitioner, is a native of Birmingham, she earned her three degrees from the University of Alabama at Birmingham and has practiced in reproductive endocrinology and infertility since 1985.  A recognized leader in reproductive endocrinology and infertility, she has lectured at countless local, state, national, and international nursing and medical meetings; has received numerous awards for clinical, research, and professional service; and has published extensively in clinical literature. She has worked with fertility advocacy nonprofit organizations for more than three decades. Her dedication and love for her patients is immeasurable.  In 2018, she established a unique Affordable IVF program that increases access to care for patients needing advanced fertility treatment that has drawn patients to her practice from across the country who have deemed her the Fertility Fairy Godmother.

Lisa Ray is a nationally known and respected embryologist who earned her Master’s in Reproductive Physiology from Southern Illinois University.  She is certified as an ELD (Embryology Lab Director) as well as a Technical Supervisor in both Embryology and Andrology, and she has contributed to this field for almost 30 years. She owns and manages ART Labs Unlimited, an IVF Laboratory consulting business.  She is currently the Laboratory Director/ Technical Supervisor for multiple programs across the United States.  She prides herself and her staff on long term relationships with both staff and patients.  She attributes much of her success creating a well-rounded experience for her clients, staff, and patients.  She is dedicated to achieving high success rates using innovative technology and a team mentality.

Together, the team of Cataldo, Hammond, and Ray has been one of the IVF industry’s leading advocates of the INVOcell solution. Since 2018, they have performed more than 700 cycles with INVOcell with patients traveling to Birmingham from more than 28 states across the country to access the procedure. Dr. Hammond and Lisa Ray are also members of the INVO Bioscience Scientific Advisory Board.

Steve Shum, CEO of INVO Bioscience, commented, “This is an important milestone for INVO Bioscience as we plan the opening of the first Joint Venture INVOcell-exclusive clinic in the United States in partnership with leading reproductive specialists. The exclusive clinic model creates a unique opportunity for INVO and our partners to drive accelerated adoption of the INVOcell solution while increasing the capacity of the infertility industry, improving affordability, and facilitating greater access for patients. We are fortunate to partner with such high caliber partners as Drs. Cataldo, Hammond and Ray, who are extremely well-versed in the INVOcell technology and have a proven track record of successful implementation within a thriving clinical setting. We believe their expertise will be invaluable as we build a successful operating model which can be replicated for additional INVOcell-exclusive clinics.  We look forward to reporting on those additional activities in the near future,” concluded Shum.

Dr. Hammond commented, “The infertility population in the U.S. is large and significantly underserved. Currently, it is estimated that more than 90% of the patients who need advanced fertility treatment are unable access it. We believe that the effectiveness, efficiency, and affordability of the INVOcell solution has the ability to be a significant driver in providing the underserved patient population access to the advanced fertility treatment they need and want. We believe that today’s announcement is a significant first step towards improving access to advanced fertility services for hundreds of thousands of patients who would otherwise never have the opportunity.  We are immeasurably excited to partner with INVO on our shared vision.”

About INVO Bioscience

We are a medical device company focused on creating simplified, lower-cost treatments for patients diagnosed with infertility. Our solution, the INVO® Procedure, is a revolutionary in vivo method of vaginal incubation that offers patients a more natural and intimate experience. Our lead product, the INVOcell®, is a patented medical device used in infertility treatment and is considered an Assisted Reproductive Technology (ART). The INVOcell® is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development, as an alternative to traditional In Vitro Fertilization (IVF) and Intrauterine Insemination (IUI). Our mission is to increase access to care and expand fertility treatment across the globe with a goal to lower the cost of care and increase the availability of care. For more information, please visit http://invobioscience.com/

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

INVO Bioscience
Steve Shum, CEO
978-878-9505
steveshum@invobioscience.com

Investors
Lytham Partners, LLC
Robert Blum
602-889-9700
INVO@lythampartners.com